As filed with the Securities and Exchange Commission on April 21, 1997
                                                   Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SI HANDLING SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Pennsylvania                            22-1643428
   -------------------------------        ------------------------------------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

          600 Kuebler Road
        Easton, Pennsylvania                         18040-9295
----------------------------------------             ----------
(Address of Principal Executive Offices)             (Zip Code)

         SI Handling Systems, Inc. 1992 Incentive Stock Option Plan and
           SI Handling Systems, Inc. 1982 Incentive Stock Option Plan
          ----------------------------------------------------------
                            (Full title of the plans)

                               Leonard S. Yurkovic
                      President and Chief Executive Officer
                            SI Handling Systems, Inc.
                                600 Kuebler Road
                         Easton, Pennsylvania 18040-9295
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 252-7321
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Donald A. Scott, Esquire
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                       Proposed    Proposed
                                       maximum     maximum
                       Amount          offering    aggregate       Amount of
Title of securities    to be           price per   offering        registration
to be registered (1)   registered      share (2)   price           fee
--------------------   -------------   ---------   -------------   ------------
Common Stock,
  $1.00 par value      81,947 shares   $18.25      $1,495,532.75   $453.19

-------------------------------------------------------------------------------

(1) This Registration Statement covers shares of Common Stock of the Company that may be offered or sold pursuant to the SI Handling Systems, Inc. 1992 Incentive Stock Option Plan or the SI Handling Systems, Inc. 1982 Incentive Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market tier of the Nasdaq Stock Market, of $18.25 per share on April 18, 1997.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by SI Handling Systems, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 3, 1996.

         2. The Registrant's Quarterly Reports on Form 10-Q for the periods ended June 2, 1996, September 1, 1996, and December 1, 1996.

         3.    The Registrant's Current Report on Form 8-K dated October 22,
1996.

         4. The description of the Registrant's shares of Common Stock, $1.00 par value (the "Common Stock"), contained in the Registration Statement on Form 10, filed by the Company with the Securities and Exchange Commission to register such securities under the Securities Exchange Act of 1934.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         Experts
         -------

         The financial statements of the Registrant as of March 3, 1996 and for each of the years in the three-year period ended March 3, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended March 3, 1996, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.


Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 ("BCL") provides the Company has the power to indemnify any person acting in his or her capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding subject to the conditions set forth therein.

         As permitted by BCL Section 1746, the By-Laws of the Company provide for indemnification of its officers and directors against liability and expenses incurred in the defense of any action, suit or proceeding in which they, or any of them, are a party by reason of being or having been directors or officers of the Company, except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Company maintains directors and officers' liability insurance to insure against certain liabilities incurred in their capacity as such.


Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.


Item 8.  Exhibits.
         ---------

         The  following   Exhibits  are  filed  as  part  of  this  Registration
Statement:

         5.1        Opinion of Morgan, Lewis & Bockius LLP

         10.3       SI Handling Systems, Inc. 1982 Incentive Stock Option Plan

         10.4       SI Handling Systems, Inc. 1992 Incentive Stock Option Plan

         23.1       Consent of KPMG Peat Marwick LLP

         23.2       Consent of Morgan, Lewis & Bockius LLP (contained in
                    Exhibit 5.1)

         24.1 Power of Attorney (contained on signature page of this Registration Statement)


Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Easton, Pennsylvania on April 21, 1997.

                              SI HANDLING SYSTEMS, INC.

                              By:       /s/ Leonard S. Yurkovic
                                        -------------------------------------
                                        Leonard S. Yurkovic
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard S. Yurkovic and Barry V. Mack, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                        Date
       ---------                         -----                        ----

/s/ Leonard S. Yurkovic            Director;                     April 21, 1997
----------------------------       Chief Executive Officer
Leonard S. Yurkovic


/s/ Edward J. Fahey                Director;                     April 21, 1997
-----------------------------      Chairman of the Board
Edward J. Fahey


/s/ Barry V. Mack                  Vice President - Finance      April 21, 1997
-----------------------------      (Principal Financial and
Barry V. Mack                       Accounting Officer)


/s/ Elmer D. Gates                 Director                      April 21, 1997
-----------------------------
Elmer D. Gates


/s/ L. Jack Bradt                  Director                      April 21, 1997
-----------------------------
L. Jack Bradt

/s/ Michael J. Gausling            Director                      April 21, 1997
----------------------------
Michael J. Gausling

                            SI HANDLING SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
                                  -------------

         Exhibit No.

         5.1        Opinion of Morgan, Lewis & Bockius LLP

         10.3       SI Handling Systems, Inc. 1982 Incentive Stock Option Plan

         10.4       SI Handling Systems, Inc. 1992 Incentive Stock Option Plan

         23.1       Consent of KPMG Peat Marwick LLP

         23.2       Consent of Morgan, Lewis & Bockius LLP (contained in
                    Exhibit 5.1)

         24.1 Power of Attorney (contained on signature page of this Registration Statement)